UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 7, 2005


                                     0-17771
                            (Commission File Number)


                         ______________________________


                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                        75-2243266
   (State of Incorporation)                              (IRS Employer
                                                      Identification Number)


                     Six Harrison Street, New York, NY 10013
              (Address of registrant's principal executive office)


                                 (212) 925-8745
                         (Registrant's telephone number)


                         ______________________________

Item 1.01   Entry into a Material Definitive Agreement.

      On June 7, 2005, Franklin Credit Management Corporation (the "Company") entered into an employment agreement, effective as of June 1, 2005, between the Company and Joseph Caiazzo, pursuant to which Mr. Caiazzo will continue to serve as Executive Vice President of the Company. A copy of the employment agreement is filed herewith as Exhibit 10.1.

      Under the employment agreement, Mr. Caiazzo is entitled to a base salary of $230,000, subject to adjustment by the board of directors, and to participate in an executive bonus pool of 10% of the Company's after tax consolidated net profits in excess of $500,000, subject to adjustment of the size of the bonus pool in the reasonable discretion of the board of directors. Mr. Caiazzo will be entitled to a targeted bonus in respect of 2005 in the amount of $150,000. Determination of the actual amount of Mr. Caiazzo's bonus for 2005 will depend, as to 80% of the targeted amount, upon the Company's financial performance and as to 20% of the targeted amount upon Mr. Caiazzo's personal performance. Mr. Caiazzo will be advised of his target bonus for each year subsequent to 2005 by April 30 of such year. Additionally, Mr. Caiazzo will receive a $5,000 annual allowance towards the purchase of a retirement annuity, and a car allowance of $600 per month. Mr. Caiazzo is also entitled to participate in any of the Company's stock option, stock purchase or other equity compensation plans extended to the Company's executive officers outside the context of inducement grants.

      Mr. Caiazzo's employment term runs from the effective date of the employment agreement until its termination by the Company or Mr. Caiazzo. Pursuant to the employment agreement, the Company may terminate Mr. Caiazzo's employment with or without cause (as defined in the employment agreement) and Mr. Caiazzo may terminate it with or without good reason (as defined in the employment agreement). If Mr. Caiazzo is terminated by the Company without cause or Mr. Caiazzo terminates his employment for good reason, or his employment terminates as a result of his death or disability (as defined in the employment agreement), Mr. Caiazzo will be entitled to severance, including a lump sum payment equal to his salary for a specified period, a prorated bonus and, at his option, either continued health benefits during the specified period or a lump sum payment equal to the medical insurance premiums that would be payable by us in respect of such specified period. If the termination occurs prior to a change in control (as defined in the employment agreement) the specified period will be eighteen months. If the termination occurs following a change in control, the specified period will be twenty four months.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.       Description
      -----------       -----------

      10.1 Employment Agreement, dated as of June 7, 2005, between the Company and Joseph Caiazzo.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FRANKLIN CREDIT MANAGEMENT CORPORATION


                              By: /s/ John M. Collins
                                 --------------------------------
                                 Name:  John M. Collins
                                 Title: General Counsel

Date:  June 9, 2005